EXHIBIT 10.9

NON-COMPETITION AGREEMENT

This Non-Competition Agreement (the “Agreement”) is entered into effective as of                      (the “Effective Date”), by and between SEMI-PHOTONICS CO., LTD., a company organized under the laws of Taiwan (R.O.C.), and its affiliates (collectively, the “Company”), and                                      (“Employee”).

RECITALS

A.            The Company is engaged in the business of light emitting diodes (“LED”), LED packaging, lighting, and other related products (such business, together with any other business of the Company conducted, constituted or reasonably contemplated by the Company during the Non-Competition Period, as defined below, being collectively referred to herein as the “Business”).

B.            The parties acknowledge that the relevant market for the Business is worldwide in scope and that there exists intense worldwide competition for the products and services of the Business.

C.            Employee is or has become a key employee of the Company and has detailed knowledge of Company’s trade secrets and other intellectual property, and other confidential and proprietary information.

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter set forth, and other consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee hereby agree as follows:

ARTICLE 1.  NON-COMPETITION

1.1           Non-Competition.  Employee acknowledges and agrees with the Company that Employee’s services to the Company are unique in nature and that the Company would be irreparably damaged if Employee were to provide similar services to any individual, corporation, company, partnership, joint venture or any other entity (each or together, the “Person”) competing with the Company or engaged in a similar business.  Accordingly, Employee covenants and agrees with the Company that during the period commencing from the Effective Date and ending twenty-four (24) months after the date of termination of Employee’s employment with the Company (the “Non-Competition Period”):  Employee shall not, directly or indirectly, either for himself or herself or for any Person, participate in any business (including, without limitation, any division, group or franchise of a larger organization) in Taiwan, China, Korea, Japan, Singapore, Malaysia, United States, Canada, Germany and Netherland which engages or which proposes to engage in the promotion, design, development, manufacture, sale, distribution or production of products or technologies involving the Business.  For purposes of this Agreement, the term “participate in” shall include, without limitation, having any direct or indirect interest in any Person, whether as a sole proprietor, owner, stockholder, partner, joint venturer, creditor or otherwise, or rendering any direct or indirect service, advice or assistance to any Person whether as a partner, director, officer, employee, agent, representative, advisor, consultant or otherwise.

1.2           No Interference with the Business; Non-Solicitation.  Employee agrees that during the Non-Competition Period, at any time or for any reason, Employee shall not, directly or indirectly:  (a) with respect to the Business, solicit or divert any business or clients or customers of the Company away from the Company; (b) induce customers, clients, suppliers, agents or other Persons under contract or otherwise associated or doing business with the Company, to reduce or alter any such association or business with the Company; (c) induce or attempt to induce any Person in the employment of the

Company to (i) terminate such employment, and/or (ii) accept employment, or enter into any consulting arrangement, with any Person other than the Company; or (d) hire, attempt to hire either for Employee’s or on behalf of any other Person, directly or through another Person any person who was an employee of the Company at any time during the Non-Competition Period.

ARTICLE 2.  REMEDIES; COMPENSATION FOR UNDERTAKINGS

2.1           Remedies.  The parties agree that (i) Employee is obligated under this Agreement to fulfill obligations, comply with covenants and provide services of a special, unique, unusual, extraordinary and intellectual character, thereby giving this Agreement peculiar value so that the loss of such fulfillment or any violation by Employee of this Agreement, including but not limited to with respect to Article 1 of this Agreement, will materially and irreparably harm the Company, that money damage will not afford the Company an adequate remedy, and (ii) if Employee is in breach or threatens breach of any provision of this Agreement, the Company shall be entitled, in addition to all other rights and remedies as may be provided by law or equity, to seek and obtain provisional relief from a court or a tribunal requiring specific performance and injunctive and other equitable relief to prevent or restrain a breach of any provision of this Agreement.  Each of the parties to this Agreement shall be entitled to enforce such party’s rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys’ fees) caused by any breach of any provision of this Agreement, and to exercise all other rights existing in such party’s favor.

2.2           Compensation for Undertakings.  As consideration for the covenants described in this Agreement, the Company shall deliver to Employee, at Employee’s last known address or bank account, for each twelve-month period, commencing on the date of Employee’s termination, an amount equal to one-half of Employee’s annual salary then existed.  The parties acknowledge that this payment shall constitute sufficient consideration for the undertakings described in Article 1.  Notwithstanding the previous sentence, the parties agree that if a court or a duly seated tribunal determines that additional consideration would be required for the effectiveness and enforceability of such undertakings, then the Company shall have the option, in its sole discretion, of paying such additional consideration within a reasonable time after such court or tribunal determination.

ARTICLE 3.  MISCELLANEOUS

3.1           Entire Agreement; Conflict; Amendments and Waivers.  Employee and the Company are parties to the Employee Agreement and Proprietary Information and Inventions Agreements, dated                        (the “Other Agreements”).  In the event of any inconsistency or conflict between any of the Other Agreements and this Agreement, the terms of this Agreement shall control.  This Agreement contains the entire agreement of the parties with respect to the subject matter specifically provided hereof as of the date hereof, and supersedes all prior agreements, written or oral, with respect thereto.  This Agreement may be amended or modified and the terms and conditions hereof may be waived only by a written instrument signed by each of the parties or, in the case of waiver, by the party waiving compliance.  No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.  The rights and remedies provided herein are cumulative and are not exclusive of any rights or remedies that either party may otherwise have at law, in equity, by contract or otherwise.

3.2           Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed to have been duly given on the next business day after the notice is sent, if delivered personally or sent by telecopy (with confirmed delivery) or overnight delivery by an internationally recognized courier, to the address set forth on the signature page to this Agreement, or to the last known address.

3.3           Governing Law; Translation.  This Agreement shall be governed by and construed in accordance with the domestic laws of Republic of China (Taiwan), without giving effect to any choice of law or conflict of law provision or rule.  This Agreement may be translated into any language; the English version shall control in all respects.  Any versions of this Agreement in any other language will be for accommodation only and will not be binding upon either party.

3.4           Severability.  To the extent any provision of this Agreement, including without limitation the provisions set forth in Article 2 hereof, shall be determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Agreement, and this Agreement shall be reformed by the court or arbitration to the extent necessary to carry out its provisions to the greatest extent possible.  In the absence of such reformation, such part of such provision shall be considered deleted from this Agreement and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.  In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered.  To the extent any provision of this Agreement shall be declared invalid or unenforceable for any reason by any Governmental or Regulatory Authority in any jurisdiction, this Agreement (or provision thereof) shall remain valid and enforceable in each other jurisdiction where it applies.  Employee acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be given the construction which renders its provisions valid and enforceable to the maximum extent possible under applicable law.

3.5           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, the heirs and legal representatives of Employee and the successors and assigns of the Company.  Employee shall not be entitled to assign his or her obligations hereunder.  The Company may assign its rights under this Agreement to any Person in connection with any merger, consolidation or other business combination involving it or the sale of all or a substantial portion of its assets or the assets of its business.

3.6           Several Agreements.  In addition to this Agreement between the Company and the Employee, the Company has entered into a similar agreement with other key employees of the Company.  It is expressly agreed that this Agreement and the obligations of the parties hereunder are to be construed separately from any similar agreements with the other key employees of the Company and a breach of a similar agreement by any of the other key employees of the Company shall not constitute a breach of this Agreement.

3.7           Review and Representation.  Employee represents and warrants that Employee has carefully read this Agreement; that Employee executes this Agreement with full knowledge of the contents of this Agreement, the legal consequences thereof, and any and all rights which each party may have with respect to one another; that Employee has had the opportunity to seek independent legal advice with respect to the matters set forth in this Agreement and with respect to the rights and asserted rights arising out of such matters, and that Employee is entering into this Agreement of Employee’s own free will.  Employee expressly agrees that there are no expectations contrary to the Agreement and no usage of trade or regular practice in the industry shall be used to modify the Agreement.  The parties agree that this Agreement shall not be construed for or against either party in any interpretation thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

SEMI-PHOTONICS CO., LTD.

[print Employee’s name]

By:
[signature]

Name:		Address:

Title:

Fax:		Fax:
ID: